Exhibit 10.2




                             C&D TECHNOLOGIES, INC.

                           INCENTIVE COMPENSATION PLAN

                    FOR EXECUTIVE AND KEY SALARIED EMPLOYEES
                      (Excludes Sales Compensation Program)

                      FOR THE YEAR ENDING JANUARY 31, 2000


I.       Introduction
         ------------

         The Incentive Compensation Plan for Executives and Key Salaried Employees as adopted and amended by the Compensation Committee of the Board of Directors is designed to reward individual performance as measured against specified objectives. The Plan is also designed to recognize employees for a completely discretionary bonus based upon significant contribution. Executive and key employees who joined the company in the plan year may, with the approval of the President/CEO, participate in the Incentive Compensation Plan on a prorated basis (based on the number of full months they are actively employed).


II.      Establishment of Objectives
         ---------------------------

         Each executive and key employee shall establish at the beginning of each year, with his/her supervisor, objectives against which his/her performance for that year shall be measured.

         These objectives must correspond to the overall goals of the company.


III.     Objectives
         ----------

         Objectives include: achieving earnings per share goals, achieving corporate cash flow goals, and other significant individual goals; all of which must be measurable.


IV.      Additional Criteria & Conditions
         --------------------------------

         -  60%  or  more  of  individual   participants'   priorities  must  be
         accomplished to earn any bonus.

         - It is possible for participants to receive in excess of 100% achievement of an individual goal. However, these achievements must satisfy the combined judgement of the individual's direct manager, the President/CEO, and the Compensation Committee in the case of executive officer bonuses. In no situation can achievement of an individual goal exceed 150%.







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         - At its sole  discretion,  the Board  reserves  the right to recognize significant issues, factors or contributions related to individual participants and to adjust all or part of any participant's bonus accordingly. The Board reserves the right to alter, amend, reduce, suspend or terminate the Incentive Plan. Only active employees (those
         physically   performing   their   assigned   duties)  are  eligible  to
         participate in the Incentive Compensation Plan.

         - Employees who terminate their employment with the company, or employees who are terminated by the company for any reason whatsoever, are not eligible for incentive compensation for the fiscal year during which employment is terminated.






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                                                              EXHIBIT #1
                                                              PAGE 1 of 2


                             C&D TECHNOLOGIES, INC.

                                BONUS OBJECTIVES

                          YEAR ENDING JANUARY 31, 2000


1.       ACHIEVE DILUTED EARNINGS PER SHARE

                  Earnings Per Share                 % of Bonus Earned
                  ------------------                 -----------------

                         2.14                                  0%

                         2.15                                 50%

                         2.20                                 60%

                         2.25                                 70%

                         2.30                                 80%

                         2.35                                 90%
------------------------------------------------------------------------------
Goal                     2.40                                100%
------------------------------------------------------------------------------
                         2.41                                102%

                         2.43                                106%
                                   Increased by 2%
                         2.45      for each .01 increase     110%
                                   in diluted EPS
                         2.50      from 2.15 to 2.65         120%

                         2.53                                126%

                         2.55                                130%

                         2.60                                140%

                         2.65 (or more)                      150% Maximum


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                                                                  EXHIBIT #1
                                                                      2 OF 2




                             C&D TECHNOLOGIES, INC.

                                BONUS OBJECTIVES

                          YEAR ENDING JANUARY 31, 2000




NOTE:In accordance with Section IV of the Incentive  Compensation  Plan, special
     bonuses   may  be  granted  to   individuals   to   recognize   significant
     contributions.

     If the company completes any acquisitions, those specific individuals who have made a major contribtuion to the closing and implementation or integration of such acquistions may be considered for an additional bonus amount based on their specific contributions as deemed appropriate for recommendation by the President and CEO.














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